Exhibit 99.1

                       COLUMBIA BANCORP ANNOUNCES DIVIDEND

    COLUMBIA, Md., Nov. 9 /PRNewswire-FirstCall/ -- Columbia Bancorp (Nasdaq:
CBMD) announced this day a cash dividend of $.19 per share. Specifically, the Board of Directors of the Company authorized and declared a cash dividend on Common Stock of $.19 per share on November 9, 2005. The dividend will be paid on December 8, 2005 to stockholders of record at the close of business on November 25, 2005.

    Columbia Bancorp, headquartered in Columbia, Maryland, is a bank holding company and parent company of The Columbia Bank, a commercial bank. The Columbia Bank currently operates twenty-four banking offices in the Baltimore/Washington Corridor and provides a full range of financial services to consumers and businesses. Columbia Bancorp's Common Stock is traded on the National Market tier of The Nasdaq Stock Market(SM) under the symbol "CBMD".

SOURCE  Columbia Bancorp
    -0-                             11/09/2005
    /CONTACT: John A. Scaldara, Jr., President and COO, +1-410-423-8012 or James P. Radick, Chief Financial Officer, +1-410-423-8020, both of Columbia Bancorp/
    /Company News On-Call: http://www.prnewswire.com/comp/127921.html/ /Web site: http://www.columbank.com/